UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

Effective January 4, 2006, Applied Digital Solutions, Inc.’s (“the Company’s”) subsidiary, VeriChip Corporation, entered into a distribution agreement with IR Security & Safety Americas, a unit of Ingersoll-Rand Company Limited (NYSE:IR). Under the terms of the agreement, IR Security & Safety has the non-exclusive right to promote, sell, install and maintain certain of VeriChip Corporation’s infant protection, wander prevention and asset location and identification products, as well as the related Auto-ID platform and application development interface for such products. The distribution agreement applies to healthcare, commercial and industrial markets in North and South America, including the Caribbean and Hawaii.

The distribution agreement is included herein as an exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

As discussed in Item 1.01, the following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.     Description

10.1
VeriChip Authorized Dealer Agreement by and between VeriChip Corporation and IR Security & Safety Americas (exhibits and schedules to this exhibit have not been filed; upon request, the Company will furnish supplementally to the SEC a copy of any such exhibit or schedule).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: January 10, 2006	/s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer